PRESS RELEASE

Attention Business/Financial Editors

NOVAMERICAN STEEL INC. ANNOUNCES ITS INTENT TO TERMINATE ITS SEC REPORTING OBLIGATIONS

MONTREAL, December 4, 2007 – In connection with the previously announced acquisition on November 15, 2007 by Symmetry Holdings Inc. (“Symmetry”) of all of the outstanding shares of common stock of Novamerican Steel Inc. (the “Company”), a Form 25 was filed with the United States Securities and Exchange Commission (the “SEC”) on November 15, 2007 to delist the Company’s common stock from The Nasdaq Global Market. Accordingly, the Company today announced its intention to file a Form 15F with the SEC to voluntarily terminate its reporting obligations under the United States Securities Exchange Act of 1934 (the “Exchange Act”). The Company expects the termination to take effect no later than ninety days after the filing the Form 15F.  As a result of the filing of the Form 15F, the Company will immediately cease to file certain reports, including Form 20-F and Form 6-K, with the SEC. Symmetry, as the parent company, will continue to have its own securities registered under the Exchange Act and therefore will remain a reporting company under the Exchange Act.

About Novamerican Steel Inc.

Novamerican Steel Inc., based in Montreal, Canada with eleven operating locations in Canada and eleven operating locations in the United States, processes and distributes carbon steel, stainless steel and aluminum products, including carbon steel tubing for structural and automotive markets. For additional information on Novamerican Steel Inc., visit our website at http://www.novamerican.com.

About Symmetry Holdings Inc.

Symmetry is a company initially formed for the specific purpose of acquiring a business in the basic industries sector. Following its acquisition of Novamerican, Symmetry has twenty-two operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal, often on a just-in-time delivery basis. Symmetry also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Symmetry's flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Symmetry performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Symmetry Holdings Inc., visit its website at http://www.symmetryholdings.com.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Novamerican and Symmetry and their businesses. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management, are subject to risks and uncertainties (including those described in Novamerican’s and Symmetry’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements. The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: changes in generally accepted accounting principles; failure of Novamerican or Symmetry to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting Novamerican’s or Symmetry’s businesses; changes in the financial stability of major customers of Novamerican or Symmetry or in demand for its products and services; the failure to achieve the benefits anticipated from the recently completed transactions; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, as well as future decisions by the parties. The information set forth herein should be read in light of such risks. In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. The reader is cautioned not to rely on these forward-looking statements. Novamerican and Symmetry disclaim any obligation to update these forward-looking statements

Contact:

Karen G. Narwold, General Counsel, 646-429-1540 (office); 917-207-7924 (cell)